Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-292451) of our report dated March 27, 2026, relating to the consolidated financial statements of SBC Medical Group Holdings Incorporated included in its Annual Report on Form 10-K for the year ended December 31, 2025.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Tokyo, Japan

March 27, 2026